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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.7

                    UNIT TRANSFER AND CONTRIBUTION AGREEMENT

                                     AMONG

                                JOHN T. RAYMOND

                              PAAI LLC, AS SELLER

                             PLAINS RESOURCES INC.

                                      AND

                            PLAINS ALL AMERICAN INC.

                            DATED AS OF JUNE 8, 2001


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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS....................................................    2

 SECTION 1.01    Certain Defined Terms....................................    2

ARTICLE II. PURCHASE AND SALE OF SUBORDINATED UNITS; CLOSING..............   12

 SECTION 2.01    Sale of Buyer Subordinated Units.........................   12
 SECTION 2.02    Payment of Purchase Price................................   12
 SECTION 2.03    Closing..................................................   12
 SECTION 2.04    Deliveries at the Closing................................   12
 SECTION 2.05    Simultaneous Deliveries..................................   14
 SECTION 2.06    Sales and Transfer Taxes.................................   14

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT, RODEO, INC.
                 AND SELLER...............................................   14

 SECTION 3.01    Organization, Authority and Qualification................   14
 SECTION 3.02    Capitalization of the Company; Ownership of the Units....   16
 SECTION 3.03    Company Subsidiaries.....................................   17
 SECTION 3.04    Entity Books and Records.................................   18
 SECTION 3.05    No Conflicts.............................................   18
 SECTION 3.06    Governmental Consents and Approvals......................   19
 SECTION 3.07    SEC Reports, Financial Information, Books and Records....   19
 SECTION 3.08    No Undisclosed Liabilities...............................   20
 SECTION 3.09    Absence of Certain Changes, Events and Conditions........   20
 SECTION 3.10    Litigation...............................................   21
 SECTION 3.11    Compliance with Laws.....................................   21
 SECTION 3.12    Material Contracts.......................................   21
 SECTION 3.13    Employee Benefit Matters.................................   22
 SECTION 3.14    Environmental Matters....................................   22
 SECTION 3.15    Taxes....................................................   24
 SECTION 3.16    Brokers..................................................   24
 SECTION 3.17    No Required Stockholder or Unitholder Vote or Consent....   24
 SECTION 3.18    Fairness Opinion.........................................   24
 SECTION 3.19    Takeover Restrictions....................................   25
 SECTION 3.20    Transactions with Related Parties........................   25
 SECTION 3.21    Title....................................................   25

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.......................   26

 SECTION 4.01    Organization and Authority of Buyer......................   26
 SECTION 4.02    No Conflict..............................................   26
 SECTION 4.03    Governmental Consents and Approvals......................   26
 SECTION 4.04    Brokers..................................................   26
 SECTION 4.05    Restrictions on Company Business Activities..............   27
 SECTION 4.06    Investment Representations...............................   27
 SECTION 4.07    Financing................................................   27

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ARTICLE V. ADDITIONAL AGREEMENTS..........................................   27

 SECTION 5.01    Conduct of Business Prior to the Closing.................   27
 SECTION 5.02    Access to Information....................................   30
 SECTION 5.03    Confidentiality..........................................   31
 SECTION 5.04    Regulatory and Other Authorizations; Notices and Consents   31
 SECTION 5.05    Notice of Certain Matters................................   31
 SECTION 5.06    Expenses.................................................   32
 SECTION 5.07    Cooperation..............................................   32
 SECTION 5.08    Publicity................................................   32
 SECTION 5.09    Credit Agreements........................................   32
 SECTION 5.10    Employee Benefit Matters; Separation.....................   32
 SECTION 5.11    Intentionally Omitted....................................   33
 SECTION 5.12    Certain Contracts........................................   33
 SECTION 5.13    Transfer Restrictions....................................   33
 SECTION 5.14    Restructuring............................................   33
 SECTION 5.15    Company Partnership Agreement............................   34

ARTICLE VI. CONTRIBUTIONS.................................................   34

 SECTION 6.01    Pre-Closing Events.......................................   34
 SECTION 6.02    Closing Events...........................................   34

ARTICLE VII. CONDITIONS TO CLOSING........................................   34

 SECTION 7.01    Conditions to the Obligations of Each Party..............   34
 SECTION 7.02    Conditions to the Obligations of Buyer...................   35
 SECTION 7.03    Conditions to the Obligations of Rodeo, Inc. and Seller..   36

ARTICLE VIII. TERMINATION AND WAIVER......................................   36

 SECTION 8.01    Termination..............................................   36
 SECTION 8.02    Effect of Termination....................................   37

ARTICLE IX. GENERAL PROVISIONS............................................   37

 SECTION 9.01    Survival of Representations, Warranties and Covenants....   37
 SECTION 9.02    Notices..................................................   38
 SECTION 9.03    Entire Agreement.........................................   38
 SECTION 9.04    Headings.................................................   38
 SECTION 9.05    Separability.............................................   38
 SECTION 9.06    Assignment...............................................   39
 SECTION 9.07    Amendment................................................   39
 SECTION 9.08    Governing Law; Forum.....................................   39
 SECTION 9.09    Counterparts.............................................   39
 SECTION 9.10    Specific Performance.....................................   39
 SECTION 9.11    Waiver of Jury Trial.....................................   39
 SECTION 9.12    Attorney's Fees..........................................   39
 SECTION 9.13    Extensions, Waivers, Etc.................................   40
 SECTION 9.14    Word Meanings............................................   40


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                                                                  EXECUTION COPY


                    UNIT TRANSFER AND CONTRIBUTION AGREEMENT

     UNIT TRANSFER AND CONTRIBUTION AGREEMENT, dated as of June 8, 2001, among John T. Raymond ("BUYER"), Plains Resources Inc., a Delaware corporation ("PARENT"), Plains All American Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("RODEO, INC.") and PAAI LLC, a Delaware limited liability company and wholly-owned, direct subsidiary of Rodeo, Inc. ("SELLER").

                                   RECITALS:

     WHEREAS, Seller is the record and beneficial owner of at least 6,686,412 subordinated units (the "SUBORDINATED UNITS") of Rodeo, L.P., a Delaware limited partnership (the "COMPANY");

     WHEREAS, Seller desires to sell 100,296 Subordinated Units to Buyer (the "BUYER SUBORDINATED UNITS") and Buyer desires to purchase such Buyer Subordinated Units, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, prior to the Closing, Rodeo, Inc. desires to (a) form Plains AAP, L.P., a Delaware limited partnership ("NEWCO LP"), pursuant to the DLPA (as hereinafter defined) and pursuant to the certificate of limited partnership attached to the Sable Agreement as Exhibit A (the "NEWCO LP CERTIFICATE") and the limited partnership agreement attached to the Sable Agreement (as defined below) as Exhibit B (the "INITIAL NEWCO LP AGREEMENT"), (b) form Plains All American GP LLC, a Delaware limited liability company ("NEWCO GP LLC"), pursuant to the Delaware Limited Liability Company Act and pursuant to the limited liability company certificate attached to the Sable Agreement as Exhibit C (the "NEWCO GP LLC CERTIFICATE") and the limited liability company agreement attached to the Sable Agreement as Exhibit D (the "INITIAL NEWCO GP LLC AGREEMENT"), to act as the general partner of Newco LP, and (c) contribute such percentage of incentive distribution rights of the Company (the "LLC INCENTIVE DISTRIBUTIONS RIGHTS") equal to one percent (1%) of the aggregate fair market value of the GP Interest (as hereinafter defined), the Operating Partnerships GP Interests (as hereinafter defined) and the incentive distribution rights of the Company to Newco GP LLC, which will further contribute the LLC Incentive Distribution Rights to Newco LP and (d) contribute the GP Interest, the Operating Partnerships GP Interests and such percentage of incentive distribution rights of the Company (the "LP INCENTIVE DISTRIBUTION RIGHTS") equal to (i) one hundred percent, less (ii) the LLC Incentive Distribution Rights, to NEWCO LP as its capital contribution as Newco LP's limited partner;

     WHEREAS, Rodeo, Inc., as the initial member of Newco GP LLC, the general partner of Newco LP, and as the initial limited partner of Newco LP desires at the Closing to (a) amend and restate the Initial Newco GP LLC Agreement to be as set forth in Exhibit E to the Sable Agreement (the "NEWCO GP LLC OPERATING AGREEMENT"), (b) to amend and restate the Initial Newco LP Agreement to be as set forth in Exhibit F hereto (the "NEWCO LP PARTNERSHIP AGREEMENT"), (c) to admit Buyer as a member of Newco GP LLC with a Percentage Interest (as defined in the Newco GP LLC Operating Agreement) of 1.00% of Newco GP LLC (the "BUYER NEWCO GP LLC INTEREST") in exchange for an initial capital contribution of $7,500 that will then be distributed to Rodeo, Inc. and (d) admit Buyer as a limited partner of Newco LP with a

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Partnership Percentage (as defined in the Newco LP Partnership Agreement) of
0.99% of Newco LP (the "BUYER NEWCO LP INTEREST") in exchange for an initial capital contribution of $742,500 that will then be distributed to Rodeo, Inc.;

     WHEREAS, Seller, Rodeo, Inc. and Parent have entered into Unit Transfer and Contribution Agreements (the "UNIT TRANSFER AGREEMENTS") with Sable Investments, L.P. ("SABLE INVESTMENTS"), Sable Holdings L.P. ("SABLE HOLDINGS"), Mark Strome ("STROME"), Strome Hedgecap Fund, L.P. ("STROME HEDGECAP"), Kafu Holdings, LLC ("KAFU") and E-Holdings III, L.P. ("E-HOLDINGS"), and Rodeo, Inc. and Parent have entered into a Contribution Agreement (the "CONTRIBUTION AGREEMENT" and, together with the Unit Transfer Agreements, the "INVESTOR AGREEMENTS") with PAA Management, L.P. ("MANAGEMENT ENTITY" and, together with Sable Investments, Sable Holdings, E-Holdings, Strome, Strome Hedgecap and Kafu, the "OTHER MEMBERS"); and

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, agreements and covenants herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "AGREEMENT" or "THIS AGREEMENT" means this Agreement, dated as of June 8, 2001, among Buyer, Parent, Rodeo, Inc. and Seller and all amendments hereto made in accordance with the provisions of Section 9.07.

     "AUDIT" means any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

     "BENEFIT ARRANGEMENT" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as

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defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan and (ii) covers any current or former employee, director, or consultant of the Company, Seller or any ERISA Affiliate (with respect to their relationship with such entities).

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     "BUYER" has the meaning specified in the introductory paragraph to this Agreement.

     "BUYER NEWCO GP LLC INTEREST" has the meaning specified in the recitals to this Agreement.

     "BUYER NEWCO LP INTEREST" has the meaning specified in the recitals to this Agreement.

     "BUYER SUBORDINATED UNITS" has the meaning specified in the recitals to this Agreement.

     "BUYER UNIT PURCHASE PRICE" means $22.00 per unit, subject to appropriate adjustment to reflect any split, subdivision, dividend of partnership interest, combination or other recapitalization.

     "CLASS B COMMON UNITS" shall mean the class B common units of the Company.

     "CLOSING" has the meaning specified in Section 2.03.

     "CLOSING DATE" has the meaning specified in Section 2.03.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

     "COMMON UNITS" shall mean the common units of the Company.

     "COMPANY" has the meaning specified in the recitals to this Agreement.

     "COMPANY FINANCIAL STATEMENTS" has the meaning specified in
Section 3.07(b).

     "COMPANY PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of the Company dated as of November 23, 1998, as amended to the date of this Agreement.

     "COMPANY SEC REPORTS" has the meaning specified in Section 3.07(a).

     "COMPANY SUBSIDIARY" means, with respect to the Company, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is

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at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of either (x) the partnership or other similar ownership interest thereof, or (y) the stock or other equity interest of such partnership, association or other business entity's general partner, managing member or similar controlling Person, is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

     "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "COURT" shall mean any court, tribunal, or other judicial or arbitral panel of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof.

     "CREDIT AGREEMENTS" means that certain Amended and Restated Credit Agreement [Letter of Credit and Hedged Inventory Facility], dated May 4, 2001, among the Company, the Operating Partnerships, Fleet National Bank, as agent, and certain lenders named therein, as amended through the date hereof, and that certain Amended and Restated Credit Agreement [Revolving Credit Facility], dated May 4, 2001, among the Company, the Operating Partnerships and Fleet National Bank, as agent, and certain lenders named therein, as amended through the date hereof, as each may be amended from time to time as provided for in Section 5.01 of the Disclosure Letter.

     "DGCL" means the Delaware General Corporation Law.

     "DLPA" means the Delaware Revised Uniform Limited Partnership Act.

     "DISCLOSURE LETTER" means the disclosure letter delivered by Parent, Rodeo, Inc. and Seller to Sable Holdings, Sable Investments, Kafu and E-Holdings on
May 8, 2001.

     "E-HOLDINGS" has the meaning specified in the recitals to this Agreement.

     "EMPLOYEE PLANS" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, any defect or imperfection in title, preferential arrangement or restriction, right to purchase, right of first refusal or other burden or encumbrance of any kind.

     "ENVIRONMENTAL LAWS" means any Law in effect on the date of this Agreement relating to pollution or protection of the environment, health, safety or natural resources, including, but

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not limited to, Laws pertaining to the use, handling, transportation, storage, disposal, release or discharge of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean any business or entity which is a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with the Company or Rodeo, Inc. under
Section 414(b), (c) or (m) of the Code, or which is required to be aggregated with the Company or Rodeo, Inc. under Section 414(o) of the Code, or which is under "common control" with the Company or Rodeo, Inc., within the meaning of
Section 4001(a)(14) of ERISA.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GP" means the general partner of the Company.

     "GP INTEREST" means the ownership interest of the general partner in the Company (in its capacity as general partner).

     "GOVERNMENTAL AUTHORITY" means any United States federal, state, local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any Court.

     "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HAZARDOUS MATERIALS" means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (ii) other chemicals, materials or substances defined or regulated as toxic or hazardous or as pollutants, contaminants or waste under any applicable Environmental Law.

     "HEDGING CONTRACT" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "HYDROCARBONS" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed methane and gas and CO2.

     "INCENTIVE DISTRIBUTION RIGHTS" means those certain limited partner interests in the Company that confer on the holders thereof the right to cash distributed by the Company pursuant to Sections 6.4(a)(iv), (v) and (vi) and 6.4(b)(ii), (iii) and (iv) of the Company Partnership Agreement.

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     "INDEBTEDNESS" means, with respect to any Person, its Liabilities (without duplication) in any of the following categories:

      (a)  Liabilities for borrowed money,

      (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

      (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

      (d) Liabilities (other than reserves for taxes and reserves for contingent obligations) which (i) would under U.S. GAAP be shown on such Person's balance sheet as a liability and (ii) are payable more than one year from the date of creation or incurrence thereof,

      (e) Liabilities arising under Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract),

      (f)  Liabilities constituting principal under capital leases,

      (g) Liabilities arising under conditional sales or other title retention agreements,

      (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

      (i) Liabilities consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arise out of or in connection with the sale or issuance of the same or similar securities or property (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements),

      (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

      (k)  Liabilities with respect to banker's acceptances, or

      (l) Liabilities with respect to obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred in the ordinary course of business by such Person on ordinary trade terms to vendors, suppliers or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days after the date the respective goods are delivered or the respective services are rendered, other than Liabilities contested in good faith by appropriate proceedings, if required, and for which adequate reserves are maintained on the books of such Person in accordance with U.S. GAAP.

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     "INITIAL NEWCO GP LLC AGREEMENT" has the meaning specified in the recitals to this Agreement.

     "INITIAL NEWCO LP AGREEMENT" has the meaning specified in the recitals to this Agreement.

     "INTRACOMPANY ARRANGEMENTS" means any transactions, arrangements, agreements, commitments or understandings solely between the Company and any wholly owned Company Subsidiaries (or Company Subsidiaries owned entirely by the Company together with the GP) or among any of them.

     "INVESTOR AGREEMENTS" has the meaning specified in the recitals to this Agreement.

     "IRS" means the Internal Revenue Service of the United States.

     "KNOWLEDGE" means an individual will be deemed to have knowledge of a particular fact or matter if such individual is actually aware of such fact or matter after inquiry reasonable under the circumstances. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as a director, executive officer, general partner, managing member, executor, trustee or similar position of such Person or a Subsidiary of such Person has Knowledge of such fact or matter.

     "LAWS" shall mean all laws, statutes, ordinances, rulings and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

     "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order, and those arising under any contract or agreement.

     "LLC INCENTIVE DISTRIBUTION RIGHTS" has the meaning specified in the recitals to this Agreement.

     "LP INCENTIVE DISTRIBUTION RIGHTS" has the meaning specified in the recitals to this Agreement.

     "MANAGEMENT ENTITY" has the meaning specified in the recitals to this Agreement.

     "MARKETING AGREEMENT" means that certain Crude Oil Marketing Agreement, dated November 23, 1998, among Parent, Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing, L.P., as amended from time to time.

     "MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of the Company and the Company Subsidiaries taken as a whole, except to

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the extent such effect is attributable to the execution of this Agreement and the announcement thereof, but shall not include events, circumstances, conditions, developments or occurrences that are generally applicable to (i) the midstream segment of the oil and gas industry, (ii) the United States economy or
(iii) the United States security markets.

     "MATERIAL CONTRACTS" has the meaning specified in Section 3.12(a).

     "MEMBER" has the meaning specified in the Newco GP LLC Operating Agreement.

     "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan," as defined in Sections 3(37) or 4001(a)(3) of ERISA, which (i) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company, Rodeo, Inc. or any ERISA Affiliate and (ii) covers any employee or former employee of the Company, Rodeo, Inc. or any ERISA Affiliate (with respect to their relationship with such entities).

     "NEWCO GP LLC" has the meaning specified in the recitals to this Agreement.

     "NEWCO GP LLC CERTIFICATE" has the meaning specified in the recitals to this Agreement.

     "NEWCO GP LLC OPERATING AGREEMENT" has the meaning specified in the recitals to this Agreement.

     "NEWCO LP" has the meaning specified in the recitals to this Agreement.

     "NEWCO LP CERTIFICATE" has the meaning specified in the recitals to this Agreement.

     "NEWCO LP PARTNERSHIP AGREEMENT" has the meaning specified in the recitals to this Agreement.

     "OMNIBUS AGREEMENT" means that certain Omnibus Agreement, dated November 23, 1998, among Parent, Rodeo, Inc., the Company and the Operating Partnerships, as amended from time to time.

     "OPERATING PARTNERSHIPS" means Plains Marketing, L.P. and All American Pipeline, L.P.

     "OPERATING PARTNERSHIPS AGREEMENTS" means the Amended and Restated Agreement of Limited Partnership of Plains Marketing, L.P., dated as of November 23, 1998 and the Amended and Restated Agreement of Limited Partnership of All American Pipeline, L.P., dated as of November 23, 1998.

     "OPERATING PARTNERSHIPS GP" means the general partner of each of the Operating Partnerships.

     "OPERATING PARTNERSHIPS GP INTERESTS" means, collectively, the 1.0101% ownership interest of the Operating Partnerships GP in Plains Marketing, L.P. and the .001% ownership interest of the Operating Partnerships GP in All American Pipeline, L.P.

     "OTHER MEMBERS" has the meaning specified in the recitals to this Agreement.

     "PARENT" has the meaning specified in the introductory paragraph to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" shall mean any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company, Rodeo, Inc. or any ERISA Affiliate and (ii) which covers any current or former employee, director, or consultant of the Company, Rodeo, Inc. or any ERISA Affiliate (with respect to their relationship with such entities).

     "PERCENTAGE INTEREST" has the meaning specified in the Newco GP LLC Operating Agreement.

     "PERMITTED ENCUMBRANCES" means (i) such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary Encumbrances on title to real property that do not, individually or in the aggregate, materially adversely affect the value or use of property subject thereto for its current and anticipated purposes; (e) easements, rights-of-way, restrictions, and other Encumbrances on, over, or in respect of any property of the Company or any Company Subsidiary which will not materially interfere with the value, operation or use of any of the affected properties of the Company or any Company Subsidiary; and (f) rights reserved to or vested in any Governmental Authority to control or regulate any property of the Company or any Company Subsidiary in any manner and (ii) any and all Encumbrances imposed, contemplated or permitted by the Credit Agreements.

     "PERMITTED TRANSFERS" shall have the meaning specified in Section 5.13(a).

     "PERMITTED TRANSFEREE" shall mean any Person who shall have acquired and who shall hold Subordinated Units, or portion thereof, pursuant to a Permitted Transfer.

     "PERSON" means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

     "PURCHASE PRICE" means an amount equal to: the number of Buyer Subordinated Units to be sold hereunder multiplied by the Buyer Unit Purchase Price.

     "REFERENCE BALANCE SHEET" means the consolidated balance sheet of the Company, dated as of March 31, 2001, included in the Company Financial Statements.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, by and among the Company and Buyer, Rodeo, Inc., Sable Holdings, E-Holdings, Kafu, Strome, Strome Hedgecap and Management Entity, in the form attached to the Sable Agreement as Exhibit G.

     "REGULATION" shall mean any rule or regulation of any Governmental Authority having the effect of law.

     "REPRESENTATIVES" has the meaning specified in Section 5.02.

     "RODEO, INC." has the meaning specified in the introductory paragraph to this Agreement.

     "RODEO, INC. MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties, prospects or results of operations of Rodeo, Inc. and its Subsidiaries taken as a whole, except to the extent that such effect is attributable to the execution of this Agreement and the announcement thereof, but shall not include events, circumstances, conditions, developments or occurrences that are generally applicable to (i) the midstream segment of the oil and gas industry, (ii) the United States economy, or (iii) the United States security markets.

     "SABLE AGREEMENT" means that certain Unit Transfer and Contribution Agreement, dated as of May 8, 2001, by and among Sable Investments, Sable Holdings, Parent, Rodeo, Inc. and Seller.

     "SABLE HOLDINGS" has the meaning specified in the recitals to this Agreement.

     "SABLE INVESTMENTS" has the meaning specified in the recitals to this Agreement.

     "SABLE PARTIES" shall mean Sable Holdings and Sable Investments.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SELLER" has the meaning specified in the introductory paragraph to this Agreement.

     "SERIES F AMOUNT" has the meaning specified in Section 2.02.

     "SERIES F PREFERRED " means the Series F Cumulative Convertible Preferred Stock of Parent.

     "SUBORDINATED UNITS" has the meaning specified in the recitals to this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of either (x) the partnership or other similar ownership interest thereof, or (y) the stock or other equity interest of such partnership, association or other business entity's general partner, managing member or similar controlling Person is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person or a combination thereof.

     "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "TAX AUTHORITY" means the IRS and any other domestic or foreign Governmental Authority responsible for the administration of Taxes.

     "TERMINATION DATE" has the meaning specified in Section 8.01(b).

     "TERMINATION FEE" has the meaning specified in Section 8.02(b).

     "TRANSFER" or "TRANSFERRED" means to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber voluntarily or involuntarily, by operation of law or otherwise. When referring to Subordinated Units, "Transfer" means the Transfer of such Subordinated Units whether of record, beneficially, by participation or otherwise.

     "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "UNITS" means the Common Units, the Class B Common Units and the Subordinated Units.

     "VALUE ASSURANCE AGREEMENT" means the Value Assurance Agreement, by and between Parent and Buyer, in the form attached to the Sable Agreement as Exhibit H.

     "WELFARE PLAN" shall mean any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (i) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company, Seller or any ERISA Affiliate and (ii) which covers any current or former employee, director, or consultant of the Company, Seller or any ERISA Affiliate (with respect to their relationship with such entities).

                                  ARTICLE II.
                PURCHASE AND SALE OF SUBORDINATED UNITS; CLOSING

      SECTION 2.01 Sale of Buyer Subordinated Units. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, at the Closing, Seller shall sell and assign to Buyer, and Buyer shall purchase and acquire from Seller, the Buyer Subordinated Units for the Purchase Price free and clear of all Encumbrances and subject to no restrictions other than those restrictions on the transfer of the Buyer Subordinated Units contemplated hereby, or arising from applicable federal and state securities laws and from the terms of the Company Partnership Agreement.

      SECTION 2.02 Payment of Purchase Price. At the Closing, Buyer shall pay to Seller the Purchase Price by wire transfer of the Purchase Price of immediately available funds to the bank account set forth on a notice given by Seller to Buyer not later than three (3) Business Days prior to the Closing Date. The Purchase Price shall be subject to adjustment pursuant to the Value Assurance Agreement.

      SECTION 2.03 Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002, on later of (x) June 8, 2001 and (y) the Business Day after satisfaction or waiver of the conditions set forth in Article VII. The Closing may be postponed to such other date as the parties hereto may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

      SECTION 2.04  Deliveries at the Closing.  At the Closing:

      (a) Parent shall deliver, or cause to be delivered, to the Buyer the following:

           (i)   intentionally omitted;

           (ii) a Secretary's certificate, in the form of Exhibit J to the Sable Agreement, duly executed on Parent's behalf;

           (iii) executed counterparts of the approvals and consents referred to in Section 7.02(b);

           (iv)  executed counterparts of the waiver and consent referred to in
     Section 7.01(c);

           (v)   the Value Assurance Agreement executed by Parent; and

           (vi) such other documents, instruments and certificates as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

     (b) Seller shall deliver, or cause to be delivered, to Buyer the following:

          (i) certificates representing the Buyer Subordinated Units, in each case endorsed in blank or together with duly executed transfer powers, a Transfer Application

     (as defined in the Company Partnership Agreement) for each of the Buyer Subordinated Units, and an acknowledgement of Newco LP or other written evidence, in form and substance satisfactory to Buyer, that Buyer has been admitted as a substitute limited partner of the Company with respect to the Buyer Subordinated Units in accordance with the terms of the Company Partnership Agreement and that such admission has been reflected on the books and records of the Company;

          (ii) a receipt for the payment of the Purchase Price received by Seller;

          (iii)  intentionally omitted; and

          (iv) a secretary's certificate, in the form of Exhibit J to the Sable Agreement, duly executed on Seller's behalf.

     (c) Rodeo, Inc. shall deliver, or cause to be delivered, to Buyer the following:

          (i)    intentionally omitted;

          (ii) a secretary's certificate, in the form of Exhibit J to the Sable Agreement, duly executed on Rodeo, Inc.'s behalf;

          (iii) executed counterparts of the approvals and consents referred to in Section 7.02(b);

          (iv)   executed counterparts of the waiver and consent referred to in
     Section 7.01(c);

          (v) the Newco LP Partnership Agreement and the Newco GP LLC Operating Agreement, executed by Rodeo, Inc. and the Other Members;

          (vi) the Registration Rights Agreement executed by the Company, Rodeo, Inc. and the Other Members;

          (vii) an executed copy of each of the Newco GP LLC Certificate, the Initial Newco GP LLC Agreement, the Newco LP Certificate and the Initial Newco LP Agreement, each as in effect as of the Closing Date;

          (viii) documents reasonably acceptable to Buyer evidencing the transfer of (A) the LLC Incentive Distribution Rights from Rodeo, Inc. to Newco GP LLC, (B) the LLC Incentive Distribution Rights from Newco GP LLC to Newco LP, and (C) the GP Interest, the Operating Partnerships GP Interests and the LP Incentive Distribution Rights from Rodeo, Inc. to Newco LP; and

          (ix) such other documents, instruments and certificates as the Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

      (d) The Buyer, as applicable, shall deliver, or cause to be delivered, the following:

           (i) the Purchase Price to Seller with the cash portion being paid in federal or other immediately available funds by wire transfer in accordance with Section 2.02;

           (ii)  intentionally omitted

           (iii) to Rodeo, Inc., the Newco LP Partnership Agreement and the Newco GP LLC Operating Agreement, executed by Buyer;

           (iv) to Parent and Rodeo, Inc., the Registration Rights Agreement executed by Buyer;

           (v)   to Parent, the Value Assurance Agreement executed by Buyer; and

           (vi) to Newco GP LLC and Newco LP, as the case may be, Buyer's initial capital contribution under the Newco GP LLC Operating Agreement and the Newco LP Partnership Agreement for Buyer Newco GP LLC Interest, and Buyer Newco LP Interest.

     SECTION 2.05 Simultaneous Deliveries. The delivery of the documents required to be delivered at the Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery shall be effective until each party hereto has received or waived receipt of all the documents that this Agreement entitles such party to receive.

     SECTION 2.06 Sales and Transfer Taxes. Any Taxes and any transfer, recording or similar fees and charges arising out of or in connection with the transactions contemplated by this Agreement shall be borne by Parent.

                                 ARTICLE III.
       REPRESENTATIONS AND WARRANTIES OF PARENT, RODEO, INC. AND SELLER

     Except as disclosed in the Disclosure Letter delivered to Buyer prior to the execution of this Agreement or in the Company SEC Reports filed prior to the date hereof, each of Parent, Rodeo, Inc., and Seller, jointly and severally, hereby represent and warrant to Buyer that:

     SECTION 3.01  Organization, Authority and Qualification.

     (a) The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and as it is now proposed to be conducted. The Company is duly licensed or qualified as a foreign organization to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. Complete and correct copies of the Certificate of Limited Partnership and the Company Partnership Agreement, each as in effect on the date hereof, have been made available by the

Company to Buyer. The Company is not in default in any respect in the performance, observation or fulfillment of any provision of its Certificate of Limited Partnership or the Company Partnership Agreement. The Company has all necessary power and authority to enter into the Registration Rights Agreement, to carry out its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Registration Rights Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the Registration Rights Agreement or the consummation of the transactions contemplated thereby. At the Closing, the Registration Rights Agreement shall be duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) shall constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and as it is now proposed to be conducted. Parent has all necessary power and authority to enter into this Agreement and the Value Assurance Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Value Assurance Agreement by Parent, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the Value Assurance Agreement, or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and at the Closing the Value Assurance Agreement will be, duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and the Value Assurance Agreement shall constitute, a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

     (c) Rodeo, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and as it is now proposed to be conducted. Rodeo, Inc. has all necessary power and authority to enter into this Agreement and the Initial Newco GP LLC Agreement, the Initial Newco LP Agreement, the Newco GP LLC Operating Agreement and the Newco LP Partnership Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Initial Newco GP LLC Agreement, the Initial Newco LP Agreement, the Newco GP LLC Operating Agreement and the Newco LP Partnership Agreement by Rodeo, Inc., the performance by Rodeo, Inc. of its obligations hereunder and thereunder and the consummation by Rodeo, Inc. of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Rodeo, Inc. and no other corporate proceedings on the part of Rodeo, Inc. are necessary to authorize this Agreement or the Initial Newco GP LLC Agreement, the Initial Newco LP Agreement, the Newco GP LLC Operating

Agreement or the Newco LP Partnership Agreement or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and at the Closing the Initial Newco GP LLC Agreement, the Initial Newco LP Agreement, the Newco GP LLC Operating Agreement and the Newco LP Partnership Agreement shall be, duly executed and delivered by Rodeo, Inc., and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and the Initial Newco GP LLC Agreement, the Initial Newco LP Agreement, the Newco GP LLC Operating Agreement and Newco LP Partnership Agreement shall constitute, a legal, valid and binding obligation of Rodeo, Inc. enforceable against Rodeo, Inc. in accordance with its terms.

     (d) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and as it is now proposed to be conducted. Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller and no other proceedings on the part of Seller are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     (e) As of the Closing Date, Newco LP shall be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and shall have all necessary power and authority to own, operate or lease its properties and assets owned, operated or leased by it as of the Closing Date and to carry on its business as it is then proposed to be conducted. As of the Closing Date, Newco GP LLC shall be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and shall have all necessary power and authority to own, operate or lease its properties and assets owned, operated or leased by it as of the Closing Date and to carry on its business as it is then proposed to be conducted.

     SECTION 3.02 Capitalization of the Company; Ownership of the Units. As of the date of this Agreement, (i) 23,049,239 Common Units, (ii) 1,307,190 Class B Common Units, (iii) 10,029,619 Subordinated Units, (iv) the GP Interest, and
(v) the Operating Partnerships GP Interests are issued and outstanding, all of which (a) are duly authorized, validly issued, fully paid and nonassessable, and
(b) were issued in compliance with all applicable state and federal securities laws and the Company Partnership Agreement or the Operating Partnerships Agreements (as applicable). None of the issued and outstanding Units, Incentive Distribution Rights, GP Interest or Operating Partnerships GP Interests were issued in violation of any preemptive rights. Rodeo, Inc. is the holder of 100% of the Incentive Distribution Rights. Except as set forth in
Section 3.02 of the Disclosure Letter, or as relates to Intracompany Arrangements, there are no (i) options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom equity, or other rights, agreements, arrangements or commitments of any character (including "rights plans" or "poison pills") relating to the Units, the Incentive Distribution Rights, the GP Interest or Operating Partnerships GP Interests or obligating the Company to issue, transfer or sell any Units, Incentive

Distribution Rights or any other interest in, the Company, (ii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Units, the Incentive Distribution Rights, the GP Interest or any interest in any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person or (iii) outstanding contractual obligations to register the GP Interest, any Units or instruments convertible or exchangeable into Units or Operating Partnerships GP Interests. Except as set forth in Section 3.02 of the Disclosure Letter, or as relates to Intracompany Arrangements, there are no voting trusts, voting agreements, proxies or other agreements in effect with respect to the voting or transfer of the GP Interest or Operating Partnerships GP Interests or any Units binding upon Parent, Rodeo, Inc., Seller or the Company or to which Parent, Rodeo, Inc., Seller or the Company is a party, except those contemplated or required by this Agreement.

     SECTION 3.03  Company Subsidiaries.

     (a) Section 3.03 of the Disclosure Letter sets forth a list of all Company Subsidiaries, listing for each Company Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, the jurisdictions in which it is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

     (b) Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, limited liability companies, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same.

     (c) Each Company Subsidiary that is a corporation: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted and as it is now proposed to be conducted by such Company Subsidiary and (iii) is duly licensed or qualified as a foreign corporation to do business and is in good standing in the jurisdictions set forth in Section 3.03 of the Disclosure Letter, which include each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. Each Company Subsidiary that is not a corporation: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted and as it is now proposed to be conducted by such Company Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in the jurisdictions set forth in Section
3.03 of the Disclosure Letter, which include each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. No Company Subsidiary is in default (x) in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents), if a corporation, or (y) in any material respect in the performance, observation, or fulfillment of any provision of its partnership or limited liability company agreement, if a partnership or limited liability company.

     (d) Except as set forth in Section 3.03 of the Disclosure Letter, all the outstanding shares of capital stock of, or any other interest in, each Company Subsidiary are validly issued, fully paid and nonassessable, and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

     (e) Except as set forth in Section 3.03 of the Disclosure Letter and except for Intracompany Arrangements, there are no (i) options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom equity or other rights, agreements, arrangements or commitments of any character, relating to the capital stock of, or any other interest in, any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock of, or any other interest in, any Company Subsidiary nor (ii) outstanding contractual obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of outstanding capital stock of, or any other interest in, the Company or any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

     (f) Except for Intracompany Arrangements, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of, or any other interests in, any Company Subsidiary.

     (g) True and complete copies of the charter and by-laws (or similar organizational documents), in each case as in effect on the date hereof, of each Company Subsidiary have been made available by the Company to Buyer.

     SECTION 3.04 Entity Books and Records. The minute books and other similar records of the Company and the Company Subsidiaries that are corporations are true and complete in all material respects and accurately reflect in all material respects all meetings and all other actions taken by the stockholders (or equivalent), Boards of Directors (or other governing bodies) and all committees of the Boards of Directors (or other governing bodies) of the Company and the Company Subsidiaries.

     SECTION 3.05 No Conflicts. Except as disclosed in Section 3.05 of the Disclosure Letter, assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings, approvals and notifications listed in Section 3.06 of the Disclosure Letter have been made or obtained, the execution, delivery and performance of this Agreement by Parent, Rodeo, Inc. and Seller, the Registration Rights Agreement by the Company, the Value Assurance Agreement, and the Initial Newco GP LLC Agreement, Initial Newco LP Agreement, Newco GP LLC Operating Agreement and Newco LP Partnership Agreement by Rodeo, Inc., do not and will not (a) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws or similar organizational documents (including the Company Partnership Agreement) of Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary, (b) violate or conflict with any Law or Governmental Order applicable to Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary or any of their respective assets and properties, or violate any rule or regulation of the New York Stock Exchange or the American Stock Exchange, or
(c) conflict with, result in any violation or breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit, the triggering of any payment by, or the increase in any other obligation of, Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary or the creation of any Encumbrance on any assets or properties of Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary pursuant to any Material Contract or any other material contract, license, permit, franchise or other instrument or arrangement to which Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary is a party or by which any of them, or any of such assets or properties is bound or affected, except for, in the case of clauses (b) and (c), such conflicts, violations, breaches, defaults or other occurrences which would not (i) have a Material Adverse Effect, (ii) impair, in any material respect, the ability of Parent, Rodeo, Inc. and Seller to perform their obligations under this Agreement or (iii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 3.06 Governmental Consents and Approvals. Except as disclosed in Section 3.06 of the Disclosure Letter, the execution, delivery and performance of this Agreement by Parent, Rodeo, Inc. and Seller, the Registration Rights Agreement by the Company, the Value Assurance Agreement, and the Initial Newco GP LLC Agreement, Initial Newco LP Agreement, Newco GP LLC Operating Agreement and Newco LP Partnership Agreement by Rodeo, Inc., do not and will not require any consent, waiver, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the New York Stock Exchange and the American Stock Exchange, and (b) any other consent, approval, authorization, filing or notice the failure of which to make or obtain would not (i) have a Material Adverse Effect, (ii) impair, in any material respect, the ability of Parent, Rodeo, Inc. and Seller to perform its obligations under this Agreement, or (iii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

     SECTION 3.07  SEC Reports, Financial Information, Books and Records.

     (a) The Company has filed with the SEC true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other information statement and other document (including exhibits and amendments thereto) required to be filed by it or its predecessors with the SEC since December 31, 1997 under the Securities Act or the Exchange Act (collectively, the "COMPANY SEC REPORTS"). As of the respective dates such Company SEC Reports were filed, each of the Company SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Section 3.07(a) of the Disclosure

Letter, no event since the date of the last Company SEC Report has occurred that would require the Company to file a Current Report on Form 8-K.

     (b) Each of the audited consolidated balance sheets of the Company for each of the fiscal years ended as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related audited consolidated and combined statements of operations and cash flows, and the related audited consolidated statements of changes in partners' capital of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company's accountants included in the Company SEC Reports and the unaudited consolidated balance sheet of the Company for the fiscal quarter ended March 31, 2001 (collectively referred to herein as the "COMPANY FINANCIAL STATEMENTS") (i) were prepared from, and are in accordance with, the books of account and other financial records of the Company, (ii) present fairly the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows and changes in partners' capital of the Company and the Company Subsidiaries for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and (iv) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (c) The books of account and other financial records of the Company and the Company Subsidiaries (i) are complete and correct in all material respects, and do not contain or reflect any material inaccuracies or discrepancies and
(ii) have been maintained in all material respects in accordance with good business and accounting practices and in accordance with U.S. GAAP.

     SECTION 3.08  No Undisclosed Liabilities.  Except as disclosed in
Section 3.08 of the Disclosure Letter and for liabilities and obligations incurred in the ordinary course of business of the Company and the Company Subsidiaries since the date of the Reference Balance Sheet or relating to Intracompany Arrangements, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Material Adverse Effect or would be required by U.S. GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries or the notes thereto which are not so reflected.

     SECTION 3.09 Absence of Certain Changes, Events and Conditions. Except as disclosed in Section 3.09 of the Disclosure Letter, since the date of the Reference Balance Sheet, the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course, consistent with past practice, and, since such date, there has not been (a) individually or in the aggregate, any Material Adverse Effect, (b) any material change by the Company or any Company Subsidiary in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Units, Incentive Distribution Rights or any redemption, purchase or other acquisition of any of the Units or Incentive Distribution Rights, other than distributions pursuant to the terms of the Company Partnership Agreement and the partnership agreements of the Operating Partnerships, (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, unit option, unit purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice or (e) the occurrence of the other events set forth in Section 5.01(b).

     SECTION 3.10 Litigation. Except as disclosed in Section 3.10 of the Disclosure Letter, there is no material Action pending or, to the Knowledge of Rodeo, Inc. and the Company, threatened against or directly affecting Rodeo, Inc., Seller, the Company, any Company Subsidiary or any property of Rodeo, Inc., Seller, the Company or any Company Subsidiary or any of the directors or officers of Rodeo, Inc., the Company or any Company Subsidiary in their capacity as such that would reasonably be expected to have a Material Adverse Effect or a Rodeo, Inc. Material Adverse Effect. There are no outstanding Governmental Orders against Rodeo, Inc., Seller, the Company or any Company Subsidiary or any property of Rodeo, Inc., Seller, the Company or any Company Subsidiary, or any of the directors or officers of Rodeo, Inc., Seller, the Company or any Company Subsidiary, that would reasonably be expected to (a) have a Material Adverse Effect or a Rodeo, Inc. Material Adverse Effect, (b) impair, in any material respect, the ability of Parent, Rodeo, Inc. or Seller to perform its obligations under this Agreement, or (c) prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 3.11 Compliance with Laws. Each of Rodeo, Inc., the Company and the Company Subsidiaries holds all approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, except where the failure to hold such approvals, licenses, permits, registrations and authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and such businesses are not being, and none of Seller, Rodeo, Inc., the Company nor any Company Subsidiary has received any notice from any Governmental Authority or Person that any such business has been or is being, conducted in violation of any Law other than violations that would not, individually or in the aggregate, have a Material Adverse Effect, and has conducted and continues to conduct their businesses in compliance in all material respects with all Laws and Governmental Orders applicable to Seller, Rodeo, Inc., the Company or any Company Subsidiary.

     SECTION 3.12  Material Contracts.

     (a) Each contract, lease, indenture, agreement, arrangement or understanding to which the Company or any of the Company Subsidiaries is subject that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission) has been filed or incorporated by reference in the Company SEC Reports (collectively, the "MATERIAL CONTRACTS").

     (b) Except as set forth in Section 3.12(b) of the Disclosure Letter, each of the Material Contracts (i) is in full force and effect and is the valid and legally binding obligation of the parties thereto and are enforceable in all material respects in accordance with their respective terms; (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of Rodeo, Inc. and the Company, any other party to such Material Contract is in violation, breach or default of any material provision thereof, including with respect to payments or otherwise; (iii) no party to any Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and (iv) no Material Contract contains any provision that prevents in any material respect the Company or any Company Subsidiary from owning, managing and operating their properties and business in accordance with historical practices.

     (c) Except as set forth in Section 3.12(c) of the Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by a non-competition agreement or any other agreement or obligation which purports to materially limit the manner in which, or the localities in which, the current business of the Company or any Company Subsidiary is conducted.

     (d) Section 3.12(d) of the Disclosure Letter lists each contract or other agreement purporting to require, preclude, or limit the ability of the Company or any Company Subsidiary to register the issuance of debt or equity securities under the Securities Act.

     SECTION 3.13 Employee Benefit Matters. Section 3.13 of the Disclosure Letter contains a true and complete list of all Employee Plans. Neither the Company, Rodeo, Inc. nor any ERISA Affiliate is required to contribute to any Employee Plans other than those plans listed in Section 3.13 of the Disclosure Letter. All ERISA Affiliates are listed in Section 3.13 of the Disclosure Letter. All Employee Plans and their related trusts that are intended to be qualified under Sections 401(a) and 501(a) of the Code have received a current favorable IRS determination letter for each such plan that covers the amendments required by the Tax Reform Act of 1986, and to the Knowledge of the Company or Rodeo, Inc., there are no circumstances likely to result in revocation of any such determination letter. Except as set forth in Section 3.13 of the Disclosure Letter or as would not have a Material Adverse Effect: all Employee Plans have been administered and operated in all respects in compliance with their terms, ERISA (if applicable), the Code (if applicable), and all other applicable laws; each Pension Plan subject to Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code; neither the Company, Rodeo, Inc. nor any ERISA Affiliate has any liability, contingent or otherwise, under Title IV of ERISA; there are no actions, proceedings, arbitrations, suits or claims pending, or to the Knowledge of the Company or Rodeo, Inc., threatened or anticipated (other than routine claims for benefits) against the Company, Rodeo, Inc., any ERISA Affiliate or any administrator, trustee or other fiduciary of any Employee Plan with respect to any Employee Plan, or against any Employee Plan or against the assets of any Employee Plan; no Employee Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor or the PBGC, and to the Knowledge of the Company, Rodeo, Inc. and any ERISA Affiliate, no such audit or investigation is pending or threatened; there are no Multiemployer Plans, and neither the Company, Rodeo, Inc. nor any ERISA Affiliate has at any time during the one-year period preceding the date of this Agreement maintained, contributed to, or participated or agreed to participate in, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Multiemployer Plan; and the Company, Rodeo, Inc., and each ERISA Affiliate have made all payments required of them with respect to all periods through the date hereof, and all payments due with respect to the period beginning on the date hereof and ending on the Closing Date shall be made or accrued as may be required with respect to each Employee Plan.

     SECTION 3.14 Environmental Matters. Except as disclosed in Section 3.14 of the Disclosure Letter:

     (a) The Company and the Company Subsidiaries currently are in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any Company Subsidiary has caused the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Materials at any of its properties or facilities, except in material compliance with all Environmental Laws.

     (b) There are no existing or, to the Company's Knowledge, threatened actions, suits, investigations, allegations, inquiries, proceedings or clean-up obligations relating to any Environmental Laws with respect to any of the properties of the Company or any Company Subsidiary or any other properties adversely affected by any of their properties or activities thereon other than such actions, suits, investigations, allegations, inquiries, proceedings or clean-up obligations that would not result in Liabilities that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge, there is no fact or condition that would reasonably be expected to give rise to such action, suit, investigation, allegation, inquiry, proceeding or clean-up obligation. Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority or third party or, to the Knowledge of the Company, any other communication alleging or concerning any material violation by the Company or any Company Subsidiary of, or responsibility or liability of the Company or any Company Subsidiary under, any Environmental Law.

     (c) To the Company's Knowledge, there are no conditions or circumstances at the properties of the Company or any Company Subsidiary creating a cleanup obligation relating to any Environmental Laws or any other action, suit, investigation, inquiry, or proceeding arising from such conditions or circumstances, except as would not result in liabilities that would reasonably be expected to have a Material Adverse Effect.

     (d) All material notices, permits, licenses, registrations, approvals or authorizations required to be obtained or filed by the Company or any Company Subsidiary in connection with the operation of their properties, including, without limitation, treatment, storage, disposal or release of hazardous substances or solid waste into the environment, have been duly obtained or filed, other than such notices, permits, licenses, registrations, approvals or authorizations, the failure of which to be obtained or filed would not reasonably be expected to have a Material Adverse Effect; there are no existing, pending or, to the Company's Knowledge, threatened actions, proceedings, or investigations seeking to modify, revoke, or deny renewal of any permits, licenses, registrations, approvals, or other authorizations; and none of the Company or any Company Subsidiaries have any Knowledge of any fact or condition that would reasonably be expected to give rise to any action, proceeding, or investigation to modify, revoke, or deny renewal of any such permits, licenses, registrations, approvals, or other authorizations.

     (e) No pending claims have been asserted or, to the Knowledge of the Company and the Company Subsidiaries, threatened to be asserted against the Company or any Company Subsidiary for any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported, or disposed by the Company or any Company Subsidiary at property currently or formerly owned or operated by the Company or any Company Subsidiary, except as would not result in liabilities that would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15 Taxes. Except as set forth in Section 3.15 of the Disclosure Letter:

     (a) Each of the Company, the Operating Partnerships, Plains Canada LLC and Plains Canada L.P. are not taxable as corporations or associations for U.S. federal income tax purposes.

     (b) Newco LP shall be as of the Closing Date a partner of the Company for U.S. federal income tax purposes.

     (c) Each of the Company and the Operating Partnerships are not subject to franchise taxes as imposed by the State of Texas.

     (d) Allocations under the Company Partnership Agreement and the partnership agreements of the Operating Partnerships have been and shall be respected for U.S. federal income tax purposes.

     (e) Each of the Company, the Operating Partnerships, Newco LP and Newco GP LLC have made or will make valid elections under Section 754 of the Code.

     (f) Section 3.15 of the Disclosure Letter lists all other material U. S. federal income tax elections made by the Company, the Operating Partnerships, Plains Canada LLC, Plains Canada L.P., Newco LP and Newco GP LLC.

     (g) The capital account amounts attributable to the Buyer Subordinated Units, the GP Interest and the incentive distribution rights of the Company are as set forth on Section 3.15 of the Disclosure Letter.

     (h) Each of the Company, Rodeo, Inc., Seller and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, except to the extent any failures to have so withheld or paid Taxes would not have a Material Adverse Effect.

     SECTION 3.16 Brokers. Except as disclosed in Section 3.16 of the Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent, Rodeo, Inc., Seller, the Company or the Company Subsidiaries and no such fees or commissions are payable by Buyer.

     SECTION 3.17 No Required Stockholder or Unitholder Vote or Consent. No vote of the holders of any class or series of Parent's capital stock or the holders of any Units will be necessary or required under Parent's Certificate of Incorporation, the Company's Certificate of Limited Partnership, the Company Partnership Agreement, this Agreement, the DGCL, the DLPA or under applicable Law to consummate the transactions contemplated by this Agreement.

     SECTION 3.18 Fairness Opinion. The Board of Directors of Parent has received the written opinion of Petrie Parkman & Co. to the effect that, as of the date of such opinion, the consideration to be received by Parent in the transactions contemplated by this Agreement is fair from a financial point of view to Parent. A true and complete copy of such opinion has been given to Buyer.

     SECTION 3.19  Takeover Restrictions.

     (a) The Company, Seller and Parent have each taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination," or other antitakeover laws and regulations of any state.

     (b) No provision of the Certificate of Limited Partnership of the Company or the Company Partnership Agreement or comparable organizational documents of any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of Buyer or any of its Affiliates to vote, or otherwise to exercise the rights of a unitholder with respect to, Units that may be acquired or controlled by Buyer or any of its Affiliates pursuant to this Agreement or permit any unitholder to acquire Units on a basis not available to Buyer or in the event that Buyer were to acquire Units.

     (c) The Company is not a party to any shareholder rights plan or similar antitakeover agreement or arrangement.

     SECTION 3.20 Transactions with Related Parties. Except for the transactions disclosed in Section 3.20 to the Disclosure Letter, there have been no loans, agreements or other transactions between the Company and/or any Company Subsidiary, on the one hand, and any of the officers, directors, unitholders, owners or Affiliates of Rodeo, Inc., Seller, the Company or any Company Subsidiary, on the other hand that would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K promulgated by the Securities and Exchange Commission. Except as disclosed in Section 3.20 to the Disclosure Letter, neither any Affiliate of the Company or any Company Subsidiary, nor any officer or director of Rodeo, Inc., Seller, the Company or any Company Subsidiary nor any spouse or child of any such person owns or has any material interest in, directly or indirectly, any real or personal property owned by or leased to the Company or any Company Subsidiary that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

     SECTION 3.21  Title.

     (a) Seller is the record owner of, and holds directly the Buyer Subordinated Units. On the Closing Date, the Buyer Subordinated Units will be free and clear of all Encumbrances except restrictions arising from applicable federal and state securities laws and the Company Partnership Agreement. Upon payment of the Purchase Price, Buyer shall be the record and beneficial owner of the Buyer Subordinated Units, free and clear of all Encumbrances, except restrictions contemplated hereby or arising from applicable federal and state securities laws and the Company Partnership Agreement.

     (b) As of the date hereof, Rodeo, Inc. is the record owner of the GP Interest, the Operating Partnerships GP Interests, and the Incentive Distribution Rights. On the Closing Date, Newco LP shall be the record and beneficial owner of the GP Interest, the Operating Partnerships GP Interests, and the incentive distribution rights of the Company, and the GP Interest, the

Operating Partnerships GP Interests, and the incentive distribution rights of the Company shall be free and clear of all Encumbrances except restrictions arising from applicable federal and state securities laws, the Company Partnership Agreement and the limited partnership agreements of the Operating Partnerships. Upon payment of the capital contributions referenced in Section 6.02(a), Buyer shall be the record and beneficial owner of the Buyer Newco GP LLC Interest and the Buyer Newco LP Interest.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Parent, Rodeo, Inc. and Seller as follows:

     SECTION 4.01 Organization and Authority of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Parent, Rodeo, Inc. and Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

     SECTION 4.02 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to Parent, Rodeo, Inc. or Seller, the execution, delivery and performance of this Agreement by Buyer does not and will not (a) conflict with or violate any Law or Governmental Order applicable to Buyer or by which any property or asset of it is bound or (b) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which any of such assets or properties are bound or affected, except for conflicts, violations, breaches or defaults which would not prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 4.03  Governmental Consents and Approvals.  Except for
(a) applicable requirements, if any, of the Exchange Act, and (b) as would not prevent or materially delay the consummation of the transactions contemplated hereby, Buyer is not required to submit any notice, report or other filing with any Governmental Authority, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any Governmental Authority is required to be obtained or made by Buyer in connection with Buyer's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such waivers, consents, approvals or authorizations would not prevent or materially delay the consummation of the transactions contemplated hereby.

     SECTION 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer and no such fees or commission are payable by Parent or its Affiliates.

     SECTION 4.05 Restrictions on Company Business Activities. There are no judgments, injunctions, orders or decrees or material agreements (including, without limitation, agreements containing provisions restricting Buyer or any of its Affiliates from entering or engaging in any line of business, agreements containing rights of first refusal, rights of first offer, exclusivity or similar provisions) binding upon Buyer or any of its Affiliates which will or would reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any Company Subsidiary, as conducted on the date hereof, in any material respect after the Closing.

     SECTION 4.06  Investment Representations.

     (a) Buyer understands that the Incentive Distribution Rights, the Subordinated Units, the Buyer Newco GP LLC Interest and the Buyer Newco LP Interest have not been registered under the Securities Act or the securities laws of any state and that the Subordinated Units, the Buyer Newco GP LLC Interest and the Buyer Newco LP Interest cannot be resold unless they are subsequently registered under the Securities Act or applicable securities laws of any state, or an exemption from registration is available.

     (b) Buyer is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

     (c) (i) Buyer has had an opportunity to ask questions and receive answers from Seller and the Company, as applicable, regarding the terms and conditions of the acquisition of the Buyer Subordinated Units, and (ii) Buyer has had an opportunity to ask questions and receive answers from Rodeo, Inc. and the Company regarding the terms and conditions of the acquisition of the Buyer Newco GP LLC Interest, the Buyer Newco LP Interest and the business, properties, prospects and financial condition of the Company.

     (d) Buyer is acquiring the Subordinated Units to be purchased by it under this Agreement for its own account, for its own investment and not with a view to the distribution thereof within the meaning of the Securities Act.

     (e) Buyer is acquiring the Buyer Newco GP LLC Interest, and the Buyer Newco LP Interest to be purchased by it under this Agreement for its own account, for its own investment and not with a view to the distribution thereof within the meaning of the Securities Act.

     SECTION 4.07 Financing. At the Closing Date, Buyer will have funds available to it sufficient to consummate the transactions contemplated hereby.

                                  ARTICLE V.
                             ADDITIONAL AGREEMENTS

     SECTION 5.01  Conduct of Business Prior to the Closing.

     (a) Parent and Rodeo, Inc. covenant and agree that, between the date of this Agreement and the time of the Closing, except as set forth in Section 5.01 of the Disclosure Letter or as contemplated by any other provision of this Agreement, unless the Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

          (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business;

          (ii) the Company and the Company Subsidiaries shall use reasonable best efforts to preserve substantially intact their business organization, to keep available the services of the current employees of Rodeo, Inc. and to preserve the current relationships of the Company and the Company Subsidiaries with customers, contractholders and other Persons with whom the Company or any Company Subsidiary has significant business relations;

          (iii) the Company and the Company Subsidiaries shall comply in all material respects with their respective obligations under all material contracts binding upon them as such obligations become due and with their respective obligations under applicable Law; and

          (iv) the Company and the Company Subsidiaries shall use their reasonable best efforts to continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with past practice.

     (b) By way of amplification and not limitation, except as contemplated by this Agreement, or as reflected in the Company SEC Reports filed prior to the date hereof or Section 5.01 of the Disclosure Letter, Parent and Rodeo, Inc. covenant and agree that neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose to do, any of the following, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

          (i) amend, propose to amend, or otherwise change its Certificate of Limited Partnership or the Company Partnership Agreement or similar organizational documents;

          (ii) issue, sell, transfer, pledge, dispose of, grant, encumber, amend the terms of, or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of any Units, the Incentive Distribution Rights, the GP Interest or any other ownership interests (including without limitation general and limited partnership interests) of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any Units, the Incentive Distribution Rights, the GP Interest or any other ownership interests (including, without limitation, any phantom interest, general partnership interest or limited partnership interest) of the Company or any Company Subsidiary, other than as permitted under clause (ix) of Section 5.01(b);

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of the Units, the Incentive Distribution Rights, the GP Interest or any other ownership interests, except for (A) dividends and other distributions by direct or indirect wholly-owned Company

     Subsidiaries and (B) distributions pursuant to the terms of the Company Partnership Agreement;

          (iv) other than in the case of any direct or indirect wholly-owned Company Subsidiary, combine, split or subdivide, directly or indirectly, any of the Units, the Incentive Distribution Rights, the GP Interest or any other ownership interests or reclassify any of the Units, the Incentive Distribution Rights, the GP Interest or any other ownership interests or issue or authorize the issuance of any other Units or any other ownership interests of the Company or any Company Subsidiary in respect of, in lieu of, or in substitution of the Units, the Incentive Distribution Rights, the GP Interest or other ownership interests;

          (v) redeem, purchase or otherwise acquire, directly or indirectly, any Units, Incentive Distribution Rights or any other ownership interests of the Company or any Company Subsidiary or rights, warrants or options to acquire any Units, Incentive Distribution Rights or other ownership interests;

          (vi) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, except for transactions not exceeding $15,000,000 individually or $30,000,000 in the aggregate for all transactions pursuant to this subsection (vi);

          (vii) except for Permitted Encumbrances or as required by any Material Contract, lease, license, mortgage or otherwise encumber or subject to any Encumbrance, or agree to encumber or subject to any Encumbrance, any of its assets or properties, other than transactions that are in the ordinary course of business and not material to the Company and the Company Subsidiaries taken as a whole;

          (viii) except as required by any Material Contract or in the ordinary course of business, sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, any of its assets or properties, other than transactions not exceeding $25,000,000 individually or $50,000,000 in the aggregate for all transactions pursuant to this subsection (viii);

          (ix) incur any Indebtedness, other than as permitted by the terms of the Credit Agreements;

          (x)    enter, to a material extent, any line of business that is not
     (i) currently conducted, (ii) currently contemplated to be conducted by the Company or (iii) ancillary to the Company's current business, or commence business operations in any country outside the United States or Canada;

          (xi) increase the compensation payable or to become payable to the Company's, any Company Subsidiary's, or Seller's officers or employees, except in the ordinary course of business, or grant any severance or termination pay to, or modify or enter into any employment or severance agreement with, any director, officer, employee or former employee of the Company, Seller or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, unit option, restricted unit, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee except as required by law;

          (xii) change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by U.S. GAAP;

          (xiii) pay, discharge or satisfy any material claim, litigation, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the Reference Balance Sheet or subsequently incurred in the ordinary course of business or in accordance with the provisions of this Section 5.01;

          (xiv) settle or compromise any material Audit, make or change any material Tax election or file any material amended Tax return;

          (xv) take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act);

          (xvi) enter into, amend, modify or supplement any Material Contracts in any material respect;

          (xvii) enter into any contract, agreement or other arrangement that involves annual payments to or from the Company or its Subsidiaries in excess of $25,000,000 singly or $50,000,000 in the aggregate, other than in the ordinary course of business or in connection with the transactions described in clause (vi) above;

          (xviii) except as provided in this Agreement, enter into, amend, terminate or waive any provision of, any agreement or arrangement, or enter into any transaction, between the Company and/or any Company Subsidiary, on the one hand, and any of their respective officers, directors, unitholders, owners or Affiliates, on the other hand, which if entered into prior to the date hereof would be required to be disclosed pursuant to Section 3.20;

          (xix) materially alter (through merger, liquidation, reorganization, restructuring, conversion or in any other fashion) the corporate structure or ownership of the Company or any Company Subsidiary other than as contemplated by this Agreement; or

          (xx) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     SECTION 5.02 Access to Information. Except as (i) required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary is a party,
(ii) would jeopardize the attorney-client privilege of Parent, Rodeo, Inc., Seller, the Company or any Company Subsidiary, or

(iii) would contravene applicable Law, from the date hereof until the Closing, upon reasonable notice, Parent shall cause Rodeo, Inc., Seller, the Company and each of the Company Subsidiaries and each of Rodeo, Inc., Seller's, the Company's and the Company Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, financial advisors, counsel and other representatives of Buyer (collectively, "REPRESENTATIVES") reasonable access, during normal business hours, to the offices, premises, properties, other facilities, books and records of the Company and of each Company Subsidiary, (b) furnish to the Representatives such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Company Subsidiaries as Buyer may from time to time reasonably request;
(c) provide Buyer reasonable assistance in searches of government records related to the assets of the Company and the Company Subsidiaries; and (d) furnish copies of all such books and records, documents, and all financial, operating, and other data and other information as Buyer may reasonably request. No investigation will affect any of the representations or warranties made herein or the conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby.

     SECTION 5.03 Confidentiality. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

     SECTION 5.04 Regulatory and Other Authorizations; Notices and Consents. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (a) use its reasonable best efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law and applicable rules and regulations of the New York Stock Exchange and American Stock Exchange, or to remove any injunctions or other impediments or delays, or otherwise to consummate and make effective the transactions contemplated by this Agreement and (b) use its reasonable best efforts to (i) take all reasonable actions necessary to cause the conditions to closing set forth in Article VII to be satisfied, and (ii) obtain any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Rodeo, Inc., Seller, Buyer, the Company, any Company Subsidiary, or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) make all necessary filings, and thereafter make any other required submissions with respect to this Agreement and the transactions contemplated by this Agreement required under applicable Laws and applicable rules and regulations of the New York Stock Exchange and American Stock Exchange and shall promptly provide the other party or its counsel with copies of all such filings. The parties hereto shall cooperate with each other in connection with the making of all such filings.

     SECTION 5.05 Notice of Certain Matters. Buyer shall give prompt notice to Parent, Rodeo, Inc. and Seller, and Parent, Rodeo, Inc. and Seller shall give prompt notice to Buyer, of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (b) any failure of Buyer, Seller, Rodeo, Inc. or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each of Buyer, Rodeo, Inc., Seller and Parent shall promptly notify each other of any written notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such approval or consent will not be obtained or will be materially delayed.

     SECTION 5.06 Expenses. All expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such expenses.

     SECTION 5.07 Cooperation. Subject to compliance with applicable Law, from the date hereof until the Closing, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations.

     SECTION 5.08 Publicity. Neither Parent, Rodeo, Inc., Buyer nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without a prior consultation of the other parties, except as may be required by Law or by any listing agreement with a national securities exchange, and will use reasonable efforts to provide copies of such release or other announcement to the other parties hereto, and give due consideration to such comments as the other parties may have, prior to such release.

     SECTION 5.09 Credit Agreements. On or before the Closing Date, Parent, Rodeo, Inc. and Buyer will each use its reasonable best efforts to obtain a waiver and consent of the Administrative Agent and the Majority Lenders (each as defined in the Credit Agreements) that would permit the transactions contemplated hereby to be effected without resulting in a breach or default under the Credit Agreements.

     SECTION 5.10  Employee Benefit Matters; Separation.

     (a) As of the Closing Date, the parties shall identify the employees of Parent who will transfer employment to Newco GP LLC and make such other arrangements that are appropriate and necessary with respect to compensation and employee benefits plans and programs for such transferring employees. In the event such arrangements are not in place as of the Closing Date, the parties shall enter into any transition services arrangements deemed reasonably necessary by Parent, Rodeo, Inc. and Newco GP LLC for a period of no more than three months following the Closing Date. With respect to the benefit plans and arrangements listed in Schedule 3.13 of the Disclosure Letters in which transferring employees participate, the Parent, Rodeo, Inc. and Newco GP LLC shall, as of the Closing Date, determine the treatment of obligations and liabilities under such plans affecting the transferring employees under the employee benefit plans and arrangements of Newco GP LLC (i.e., assumption of liabilities and transfers of assets with respect to any such plans and arrangements).

     (b) Prior to Closing Parent, Rodeo, Inc. and Newco GP LLC shall enter into a separation agreement, in form reasonably satisfactory to the parties hereto, with respect to employee benefits and other matters (e.g. insurance, tax).

     (c) Buyer and each of the Other Members shall cooperate in good faith to develop a management incentive plan for the management of Newco GP LLC within 90 days of Closing, in such form and containing such terms as they shall reasonably agree.

     SECTION 5.11  Intentionally Omitted.

     SECTION 5.12 Certain Contracts. Parent and the Company shall use their reasonable best efforts to cause the Marketing Agreement and the Omnibus Agreement, as each may be amended, to remain in full force and effect following the Closing.

     SECTION 5.13  Transfer Restrictions.

     (a) For a period of eighteen months from May 8, 2001, or upon the earlier conversion of the Subordinated Units into Common Units, Buyer shall not transfer any of the Subordinated Units held by it and thereafter Buyer shall not transfer any of the Subordinated Units held by it other than (i) a transfer to Affiliates; provided, however, that such Transfer will be permitted under the terms of this Section 5.13 only so long as such Subordinated Units are held by such Affiliate or otherwise transferred to another Affiliate or (ii) transfers of Buyer Subordinated Units in amounts greater than 1,100,000 units, or such lesser number of Units so long as such transfer is for an aggregate consideration of at least $25,000,000 in each instance (together with the transfer contemplated by (i), "PERMITTED TRANSFERS").

     (b) Notwithstanding any other provision in this Agreement, Buyer agrees that it will not transfer any Buyer Subordinated Units if, in the Company's reasonable determination, after review of the terms of such transfer and consultation with tax counsel for the Company and Buyer, such transfer would be likely to result in a tax termination of the Company for federal income tax purposes. The Company shall furnish to Buyer such information as forms the basis for the Company's determination.

     (c) From and after the date on which a Permitted Transfer becomes effective, the Permitted Transferee of the Subordinated Units so transferred shall have the same rights, and shall be bound by the same obligations, under this Agreement as the transferor of such Subordinated Units and such Permitted Transferee shall, as a condition to such Transfer, agree in writing to be bound by the terms of this Agreement. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation or require the Company, if not currently subject, to become subject or, if currently subject, to become subject to a greater extent, any statute, law, ordinance, rule or regulation, excluding matters of a ministerial nature that are not materially burdensome to the Company.

     SECTION 5.14 Restructuring. If the Restructuring, as more fully described in Section 5.01 of the Disclosure Letter, is effected prior to Closing, this Agreement shall be deemed to be amended to delete any inconsistent references to the Operating Partnerships, the Operating Partnerships GP and the Operating Partnerships GP Interests.

     SECTION 5.15 Company Partnership Agreement. Rodeo, Inc. shall use its reasonable best efforts to cause the Company Partnership Agreement to be amended to reflect the transactions contemplated by this Agreement, as provided for in
Section 5.01 of the Disclosure Letter.

                                  ARTICLE VI.
                                 CONTRIBUTIONS

     SECTION 6.01 Pre-Closing Events. Prior to the Closing, Rodeo, Inc. shall (i) form Newco LP pursuant to the DLPA, the Newco LP Certificate, and the Initial Newco LP Agreement, (ii) form Newco GP LLC pursuant to the Delaware Limited Liability Company Act, the Newco GP LLC Certificate and the Initial Newco GP LLC Agreement, to act as the general partner of Newco LP, (iii) contribute the LLC Incentive Distribution Rights to Newco GP LLC, which shall promptly contribute the LLC Incentive Distribution Rights to Newco LP, and (iv) contribute the GP Interest, the Operating Partnerships GP Interests, and the LP Incentive Distribution Rights to Newco LP as its capital contribution as Newco LP's limited partner.

     SECTION 6.02  Closing Events.

     (a) At the Closing, Rodeo, Inc. shall (i) amend and restate the Initial Newco GP LLC Agreement to be as set forth in the Newco GP LLC Operating Agreement, (ii) amend and restate the Initial Newco LP Agreement to be as set forth in the Newco LP Partnership Agreement, (iii) cause the admission of Buyer as a member of Newco GP LLC with the Buyer Newco GP LLC Interest in exchange for an initial capital contribution of $7,500 by Buyer that shall then be distributed to Rodeo, Inc., and (iv) cause the admission of Buyer as a limited partner of Newco LP with the Buyer Newco LP Interest in exchange for an initial capital contribution of $742,500 by Buyer that shall then be distributed to Rodeo, Inc.

     (b) At the Closing, each of Rodeo, Inc. and Buyer shall execute and deliver the Newco LP Partnership Agreement and the Newco GP LLC Operating Agreement.

     (c) At the Closing, Buyer shall deliver the Purchase Price to Seller in accordance with Section 2.02.

     (d) The transaction contemplated by the Sable Agreement and, to the extent such agreement has not been terminated in accordance with the terms thereof, the Investor Agreement shall have been consummated.

                                 ARTICLE VII.
                             CONDITIONS TO CLOSING

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of Parent, Rodeo, Inc., Seller, and Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, in whole or in part (where permissible by applicable law), at or prior to the Closing, of each of the following conditions:

     (a) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect making the consummation of the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (b) the Pre-Closing Events specified in Section 6.01 and the Closing Events specified in Section 6.02 shall have occurred;

     (c) Parent, Rodeo, Inc. and Seller shall have obtained a waiver and consent of the agent under the Credit Agreements and the Majority Lenders (as defined in the Credit Agreements) that would permit the transactions contemplated hereby to be effected without resulting in a breach or default under the Credit Agreements; and

     (d) the Company shall have amended the Company Partnership Agreement as provided for in Section 5.01 of the Disclosure Letter.

     SECTION 7.02 Conditions to the Obligations of Buyer. The obligations of the Buyer to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, unless waived by the Buyer in writing:

     (a) (i) The representations and warranties of Parent, Rodeo, Inc. and Seller set forth in this Agreement, when read without any exception or qualification as to materiality or reference to Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing (except as to any such representation and warranty which speaks as of a specific date, which shall be true and correct as of such date) except where the failure to be so true and correct would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (ii) Rodeo, Inc. shall own 100% of the GP Interest and 100% of the Incentive Distribution Rights; (iii) Seller shall own all of the issued and outstanding Subordinated Units; (iv) Parent, Rodeo, Inc. and Seller shall have performed all obligations and complied with all agreements and covenants of Parent, Rodeo, Inc. and Seller to be performed or complied with by them under Article VI of this Agreement prior to the Closing; and (v) Parent, Rodeo, Inc. and Seller shall have performed all other obligations and complied with all other agreements and covenants of Parent, Rodeo, Inc. and Seller to be performed or complied with by them under this Agreement prior to the Closing in each case in all material respects.

     (b) Parent, Rodeo, Inc. and Seller shall have obtained all approvals and consents necessary or required for the consummation of the transactions contemplated by this Agreement, except for those approvals and consents the failure of which to obtain would not have a Material Adverse Effect.

     (c) Since the date of this Agreement there shall not have occurred any event, change, effect or development that, individually or when considered together with any other event, change, effect or development, has had or would have a Material Adverse Effect.

     (d)  Intentionally Omitted

     (e)  Intentionally Omitted

     (f) Buyer shall have received the agreements referred to in Sections 2.04(a), (b) and (c) executed by all parties thereto (except the Buyer).

     SECTION 7.03  Conditions to the Obligations of Rodeo, Inc. and Seller.
The obligations of Rodeo, Inc. and Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, unless waived by Parent, Rodeo, Inc. and Seller in writing:

     (a) The representations and warranties of Buyer set forth in this Agreement, when read without any exception or qualification as to materiality, shall be true and correct as of the date of this Agreement and as of the Closing (except as to any such representation and warranty which speaks as of a specific date, which shall be true and correct as of such date) except where the failure to be so true and correct would (x) not prevent or materially delay the consummation of the transactions contemplated hereby or (y) have a material adverse effect on the Company's ability to conduct its business after the Closing; and (ii) Buyer shall have performed all obligations and complied with all agreements and covenants of Buyer to be performed or complied with by it under this Agreement prior to the Closing in each case in all material respects.

     (b)  Intentionally Omitted

     (c) Parent, Rodeo, Inc. and Seller shall have received the agreements referred to in Section 2.04(d) executed by all parties thereto (except Parent, Rodeo, Inc., Seller and the Company).

                                 ARTICLE VIII.
                             TERMINATION AND WAIVER

     SECTION 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a) by the mutual written consent of Parent, Rodeo, Inc., Seller and Buyer;

     (b) by either Parent, Rodeo, Inc., Seller or Buyer if the Closing shall not have occurred on or before the date that is sixty (60) days from the date hereof (the "TERMINATION DATE"), provided that the party seeking to terminate this Agreement pursuant to this Section 8.01(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the transactions contemplated hereby on or before the Termination Date;

     (c) by Parent, if (i) there has been a breach by Buyer of any representation or warranty of Buyer contained in this Agreement which would reasonably be expected to have a Material Adverse Effect on the Company's ability to conduct its business after the Closing and which by its nature or timing cannot be cured prior to the Termination Date, or prevent or delay the consummation of the transactions contemplated hereby beyond the date specified in Section 8.01(b), or (ii) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Buyer, which would reasonably be expected to have a Material Adverse Effect on the Company's ability to conduct its business after the Closing and which by its nature or timing cannot be cured prior to the Termination Date, or prevent or delay the consummation of the transactions contemplated hereby beyond the date specified in Section 8.01(b), provided, that Parent may not terminate this Agreement pursuant to this Section 8.01(c) if Parent, Rodeo, Inc. or Seller shall be in material breach of any of their representations, warranties, covenants or agreements hereunder;

     (d) by either Parent, Rodeo, Inc., Seller, or Buyer if any Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order making the consummation of the transactions contemplated hereby illegal or otherwise prohibiting the transactions contemplated thereby and such Governmental Order shall have become final and nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such Governmental Order; or

     (e) by Buyer, if (i) there has been a breach by Parent, Rodeo, Inc. or Seller of any representation or warranty of Parent, Rodeo, Inc. and Seller contained in this Agreement which would reasonably be expected to have a Material Adverse Effect and which by its nature or timing cannot be cured prior to the Termination Date, or prevent or delay the consummation of the transactions contemplated hereby beyond the date specified in Section 8.01(b), or (ii) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, Rodeo, Inc. or Seller, which could reasonably be expected to have a Material Adverse Effect and which by its nature or timing cannot be cured prior to the Termination Date or prevent or delay the consummation of the transactions contemplated hereby beyond the date specified in Section 8.01(b), provided, that Buyer may not terminate this Agreement pursuant to this Section 8.01(e) if Buyer shall be in material breach of any of their representations, warranties, covenants or agreements hereunder.

The party desiring to terminate this Agreement pursuant to Section 8.01(a) through (e) shall give written notice of such termination to the other party in accordance with Section 9.02.

     SECTION 8.02  Effect of Termination.

     In the event of termination of the Agreement pursuant to this Article VIII, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 8.02 and except for the provisions of Sections 5.03, 5.06, 9.01, 9.02, 9.03, 9.05, 9.08, 9.10, 9.11 and 9.12, provided that nothing herein shall relieve any party from liability for any breaches hereof.

                                  ARTICLE IX.
                              GENERAL PROVISIONS

     SECTION 9.01  Survival of Representations, Warranties and Covenants.

     (a) The representations and warranties of the parties contained in this Agreement shall not survive the Closing Date.

     (b) The covenants and agreements of the parties to be performed after the Closing Date contained in this Agreement shall survive the Closing Date.

     SECTION 9.02 Notices. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

     (a)  To Parent, Rodeo, Inc. or Seller:

               Plains Resources Inc.
               500 Dallas Street, Suite 700
               Houston, TX  77002
               Telecopy: (713) 654-1523
               Attention:  Tim Stephens

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Telecopy:  (212) 859-4000
               Attention:  Jean E. Hanson

      (b)  To Buyer:

               John T. Raymond
               500 Dallas Street, Suite 700
               Houston, TX  77002
               Telecopy:  (713) 654-1523

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next day courier, postage prepaid, or
(iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

     SECTION 9.03 Entire Agreement. This Agreement, the Value Assurance Agreement and the confidentiality obligations under the Confidentiality Agreement represent the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

     SECTION 9.04 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05 Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

     SECTION 9.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of the parties hereto, which consent may be granted or withheld in the sole discretion of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.07 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by each of, or on behalf of each of, the parties or (b) by a waiver in accordance with Section 9.13. This Agreement may be amended or supplemented in writing by the parties hereto with respect to any of the terms contained in this Agreement.

     SECTION 9.08 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Texas state or federal Court located in Houston, Texas. In connection with the foregoing, each of the parties to this Agreement irrevocably (a) consents to submit itself to the personal jurisdiction of the state and federal Courts of competent jurisdiction located in Houston, Texas, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Court, and (c) hereby consents to service of process pursuant to the notice provisions set forth in Section 9.02.

     SECTION 9.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     SECTION 9.11 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

     SECTION 9.12 Attorney's Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     SECTION 9.13 Extensions, Waivers, Etc. At any time prior to the Closing, either party may:

     (a) extend the time for the performance of any of the obligations or act of the other party;

     (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

     (c) waive compliance with any of the agreements or conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by Parent, Rodeo, Inc., Seller or Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.14 Word Meanings. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice-versa, unless the context otherwise requires. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When verbs are used as nouns, the nouns correspond to such verbs and vice-versa. The worlds "material" and "materiality" shall have a correlative meaning to Material Adverse Effect.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              PLAINS RESOURCES INC.

                              By:  /s/ JAMES C. FLORES
                                 ------------------------------------------
                                 Name: James C. Flores
                                      -------------------------------------
                                 Title: Chairman and Chief Executive Officer
                                       ------------------------------------



                              PLAINS ALL AMERICAN INC.

                              By:   /s/ GREG L. ARMSTRONG
                                 ---------------------------------
                                 Name:  Greg L. Armstrong
                                      ----------------------------
                                 Title: Chief Executive Officer
                                       ---------------------------


                              PAAI LLC

                              By: Plains All American Inc., its Sole Member

                              By:   /s/ GREG L. ARMSTRONG
                                 ---------------------------------
                                 Name:  Greg L. Armstrong
                                      ----------------------------
                                 Title: Chief Executive Officer
                                       ---------------------------

                                 /s/ JOHN T. RAYMOND
                              -------------------------------------
                              John T. Raymond

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